                             EXHIBIT 99.3: FORM OF NOTICE OF GUARANTEED DELIVERY


                         NOTICE OF GUARANTEED DELIVERY


     This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated December 27, 2000 (the "Prospectus"), of United States Lime & Minerals, Inc., a Texas corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on February 5, 2001 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission, hand delivery or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "About the Rights Offering -- Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $5.50 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) OTC trading days after the date of execution of the Notice of Guaranteed Delivery.



     The address, telephone and facsimile numbers of the Subscription Agent are as follows:


     If by Hand Delivery or Overnight Delivery:

                    Computershare Trust Company of New York
                           88 Pine Street, 19th Floor
                            New York, New York 10005
                           Telephone: (212) 701-7624
                           Facsimile: (212) 701-7636

     If by First Class Mail or Registered Mail:

                    Computershare Trust Company of New York
                              Wall Street Station
                                 P.O. Box 1023
                         New York, New York 10268-1023
                           Telephone: (212) 701-7624
                           Facsimile: (212) 701-7636

                             ---------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:


     The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by United States Lime & Minerals, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect to the number of shares set forth below pursuant to the Over-Subscription Privilege described in the Prospectus:



No. of Shares subscribed for pursuant to Basic Subscription
  Privilege:
                                                              --------
     plus
No. of Shares subscribed for pursuant to Over-Subscription
  Privilege:
                                                              --------
          TOTAL:
                                                              --------
     multiplied by the Subscription Price $5.50 of per share
          TOTAL PAYMENT DUE:                                  $
                                                              ========



     The undersigned understands that payment of the Subscription Price of $5.50 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):


     [ ] is being delivered to the Subscription Agent herewith; or

     [ ] has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [ ] certified check

     [ ] bank draft (cashier's check)

     [ ] money order

     [ ] wire transfer of immediately available funds

     If by certified check, bank draft or money order, please provide the following information:

Name of maker:
--------------------------------------------------------------------------------

Date of check, draft or money order:
--------------------------------------------------------------------------

Bank on which check is drawn or issuer of money order:
-----------------------------------------------------

Signature(s):                                                 Address:
                     ---------------------------------------               ---------------------------------------

                     ---------------------------------------               ---------------------------------------

                     ---------------------------------------               ---------------------------------------
                                                                                   (please type or print)

Name(s):                                                      Telephone:
                     ---------------------------------------               ---------------------------------------

Name(s):                                                      Telephone:
                     ---------------------------------------               ---------------------------------------
                             (please type or print)                                (please type or print)

Subscription
Certificate No.(s):
                     ---------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three OTC trading days after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

                                            Name of Firm:

                                            ------------------------------------

                                            Address:

                                            ------------------------------------

  -------------------------------------------------------------------------- Zip
                                            Code:
                         -------------------------------------------------------

                                            Area Code and Tel. No.:

                                            ------------------------------------

                                            Authorized Signature:

                                            ------------------------------------

                                            Name:

                                            ------------------------------------

                                                   (please type or print)


                                            Title:

                                            ------------------------------------

                                            Date:

                                            ------------------------------------

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.